                                                                    EXHIBIT 4(b)

                           MERRILL LYNCH & CO., INC.

                                       TO

                                 CHEMICAL BANK,

                                   as Trustee



                       __________________________________

                         EIGHTH SUPPLEMENTAL INDENTURE

                            Dated as of May 1, 1996

                       __________________________________



                   Creating a series of Securities designated
              Structured Yield Product Exchangeable for Stock/SM/
                        6% STRYPES/SM/ Due June 1, 1999



                           Supplemental to Indenture
                           Dated as of April 1, 1983,
                                   as Amended

                               TABLE OF CONTENTS
                               -----------------


                                  ARTICLE ONE

                                  DEFINITIONS

SECTION 101.           Definitions................................    2
                       -----------
          "Business Day"..........................................    2
          "CEI"...................................................    2
          "Closing Price".........................................    2
          "Company"...............................................    2
          "Cox"...................................................    2
          "Cox Common Stock"......................................    2
          "Cox Successor".........................................    2
          "Debt Instrument".......................................    2
          "Distributed Assets"....................................    3
          "Extraordinary Cash Dividend"...........................    3
          "Event of Default"......................................    3
          "Forward Contract"......................................    3
          "Indenture".............................................    3
          "Initial Price".........................................    3
          "Interest Payment Date".................................    3
          "Maturity Consideration"................................    3
          "Maturity Date".........................................    3
          "Maturity Price"........................................    3
          "Notice of Default".....................................    3
          "NYSE"..................................................    3
          "Payment Rate"..........................................    3
          "Payment Rate Formula"..................................    3
          "Principal Indenture"...................................    3
          "Redemption Date".......................................    3
          "Regular Record Date"...................................    3
          "Reorganization Event"..................................    3
          "Securities"............................................    3
          "Share Components"......................................    4
          "STRYPES"...............................................    4
          "STRYPES Certificates"..................................    4
          "Supplemental Indenture"................................    4
          "Tax Event".............................................    4
          "Tax Event Date"........................................    4
          "Tax Event Redemption Price"............................    4
          "Threshold Appreciation Price"..........................    4
          "Trading Day"...........................................    4

          "Transaction Value".....................................    4
          "Trustee"...............................................    4
          "Unit"..................................................    4

                                  ARTICLE TWO

                                  THE STRYPES

SECTION 201.  Description of the STRYPES..........................    4
              --------------------------
SECTION 202.  Form of STRYPES.....................................    5
              ---------------

                                 ARTICLE THREE

                       PAYMENT AND DISCHARGE OF STRYPES

SECTION 301.  Payment and Discharge on the Maturity Date..........    5
              ------------------------------------------
SECTION 302.  No Fractional Shares................................    6
              --------------------
SECTION 303.  Adjustment of Payment Rate Formula..................    7
              ----------------------------------------------
          (a) Adjustment for Distributions, Reclassifications, etc    7
              ----------------------------------------------------
          (b) Adjustment for Consolidation, Merger or Other
              ---------------------------------------------
              Reorganization Event................................   10
              --------------------
SECTION 304.  Payment and Discharge With Cash.....................   11
              -------------------------------
SECTION 305.  Notice of Adjustments and Certain Other Events......   11
              ----------------------------------------------
SECTION 306.  Shares Free and Clear...............................   13
              ----------------------------------------------
SECTION 307.  Cancellation of STRYPES Certificates................   13
              ----------------------------------------------

                                 ARTICLE FOUR

                       SPECIAL REDEMPTION UPON TAX EVENT


SECTION 401.    Special Redemption Upon Tax Event.................   13
                ---------------------------------
SECTION 402.    Notice of Redemption..............................   14
                --------------------
SECTION 403.    No Fractional Shares..............................   14
                --------------------
SECTION 404.    Deposit of Shares and Funds.......................   15
                ---------------------------
SECTION 405.    Surrender of Certificates; Rights of Holder.......   15
                -------------------------------------------

                                 ARTICLE FIVE

                                     TAXES

SECTION 501.  Documentary, Stamp, Transfer or Similar Taxes.......   16
              ---------------------------------------------
SECTION 502.  Treatment of STRYPES................................   16
              --------------------

                                  ARTICLE SIX



                        AMENDMENT OF CERTAIN PROVISIONS
                          OF THE PRINCIPAL INDENTURE

SECTION 601.  Amendments Relating to the STRYPES..................   17
              ----------------------------------
SECTION 602.  Interpretation of Principal Indenture...............   23
              -------------------------------------

                                 ARTICLE SEVEN

                                 MISCELLANEOUS

SECTION 701.    Effect of Supplemental Indenture..................   24
                ----------------------------------
SECTION 702.    Conflict with Trust Indenture Act.................   24
                ----------------------------------
SECTION 703.    Successors and Assigns............................   24
                ----------------------------------
SECTION 704.    Separability Clause...............................   24
                ----------------------------------
SECTION 705.    Benefits of Supplemental Indenture................   24
                ----------------------------------
SECTION 706.    Governing Law.....................................   24
                ----------------------------------
SECTION 707.    Execution in Counterparts.........................   24
                ----------------------------------
SECTION 708.    Responsibility for Recitals.......................   24
                ---------------------------

     Eighth Supplemental Indenture, dated as of May 1, 1996 (the "Supplemental Indenture"), by and between Merrill Lynch & Co., Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at World Financial Center, New York, New York 10281 (the "Company"), and Chemical Bank, a corporation duly organized and existing under the laws of the State of New York and successor by merger to Manufacturers Hanover Trust Company, having its Corporate Trust Office at 450 West 33rd Street, New York, New York 10001, as trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of April 1, 1983 and restated as of April 1, 1987 (as amended and supplemented to the date hereof, the "Principal Indenture"), to the Trustee to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (the "Securities"), unlimited as to principal amount; and

     WHEREAS, the Principal Indenture, as amended by the Trust Indenture Reform Act of 1990, and this Supplemental Indenture are hereinafter collectively referred to as the "Indenture"; and

     WHEREAS, the Company proposes to create and issue a new series of Securities designated its Structured Yield Product Exchangeable for Stock/SM/, 6% STRYPES/SM/ Due June 1, 1999 (each such Security being referred to herein as a "STRYPES"), the terms of which will require the Company to pay and discharge the STRYPES on their maturity date by delivering to the Holders thereof shares of Class A Common Stock, par value $1.00 per share ("Cox Common Stock"), of Cox Communications, Inc., a Delaware corporation ("Cox") (or, in the event there shall occur a Reorganization Event (as defined in Section 303(b) of Article Three), cash, securities and/or other property in lieu thereof) and any Distributed Assets applicable thereto or, at the option of the Company, cash, in either case at the Payment Rate as provided herein; and

     WHEREAS, Section 901 of the Principal Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Principal Indenture, in form satisfactory to the Trustee, (a) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof and (b) to cure any ambiguity, to correct or supplement any provision in the Principal Indenture which may be defective or inconsistent with any other provision of the Principal Indenture, or to make any other provisions with respect to matters or questions arising under the Principal Indenture which shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; and


_______________________

/SM/ Service mark of Merrill Lynch & Co., Inc.

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

     NOW, THEREFORE, the Company and the Trustee, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders, as follows:


                                  ARTICLE ONE

                                  DEFINITIONS

     SECTION 101.  Definitions.  For all purposes of the Principal Indenture and
                   -----------
this Supplemental Indenture relating to the series of Securities (consisting of STRYPES) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article. Capitalized terms used in the Principal Indenture and this Supplemental Indenture but not defined herein are used as they are defined in the Principal Indenture.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "CEI" has the meaning specified in Section 401.

          "Closing Price" has the meaning specified in Section 301.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of the Principal Indenture, and thereafter "Company" shall mean such successor corporation.

          "Cox" has the meaning specified in the third recital of the Company in this instrument.

          "Cox Common Stock" has the meaning specified in the third recital of the Company in this instrument.

          "Cox Successor" has the meaning specified in Section 303(b).

          "Debt Instrument" has the meaning specified in Section 502(a).

          "Distributed Assets" has the meaning specified in Section 303(a)(iii).

          "Extraordinary Cash Dividend" has the meaning specified in Section 303(a)(vi).

          "Event of Default" has the meaning specified in Section 601(b).

          "Forward Contract" has the meaning specified in Section 502(a).

          "Indenture" has the meaning specified in the second recital of the Company in this instrument.

          "Initial Price" has the meaning specified in Section 301.

          "Interest Payment Date" has the meaning specified in Section 201.

          "Maturity Consideration" means the number of shares of Cox Common Stock (or, in the event there shall occur a Reorganization Event, cash, securities and/or other property in lieu thereof) and any Distributed Assets applicable thereto or, at the Company's option, the amount of cash, in either case deliverable upon payment and discharge of the STRYPES on the Maturity Date as provided in Article Three.

          "Maturity Date" has the meaning specified in Section 201.

          "Maturity Price" has the meaning specified in Section 301.

          "Notice of Default" has the meaning specified in Section 601(b).

          "NYSE" has the meaning specified in Section 301.

          "Payment Rate" has the meaning specified in Section 301.

          "Payment Rate Formula" has the meaning specified in Section 301.

          "Principal Indenture" has the meaning specified in the first recital of the Company in this instrument.

          "Redemption Date" has the meaning specified in Section 401.

          "Regular Record Date" has the meaning specified in Section 201.

          "Reorganization Event" has the meaning specified in Section 303(b).

          "Securities" has the meaning specified in the first recital of the Company in this instrument.

          "Share Components" has the meaning specified in Section 301.

          "STRYPES" has the meaning specified in the third recital of the Company in this instrument.

          "STRYPES Certificates" has the meaning specified in Section 202.

          "Supplemental Indenture" has the meaning specified in the first paragraph of this instrument.

          "Tax Event" has the meaning specified in Section 401.

          "Tax Event Date" has the meaning specified in Section 401.

          "Tax Event Redemption Price" has the meaning specified in Section 401.

          "Threshold Appreciation Price" has the meaning specified in Section
     301.

          "Trading Day" has the meaning specified in Section 301.

          "Transaction Value" has the meaning specified in Section 303(b).

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee with respect to the STRYPES shall have become such pursuant to the applicable provisions of the Principal Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unit" has the meaning specified in Section 502(a).


                                  ARTICLE TWO

                                  THE STRYPES

     SECTION 201.  Description of the STRYPES.  The Securities shall be known
                   --------------------------
and designated as the "Structured Yield Product Exchangeable for Stock, 6% STRYPES Due June 1, 1999" of the Company. The aggregate number of STRYPES which may be authenticated and delivered under this Supplemental Indenture is limited to 9,775,000 with an issue price of $22.875 per STRYPES, or $233,603,125 in the aggregate, except for STRYPES evidenced by STRYPES Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other STRYPES Certificates evidencing such STRYPES pursuant to Section 304, 305, 306 or 906 of the Principal Indenture.

     The STRYPES shall mature on June 1, 1999 (the "Maturity Date"). On the Maturity Date, the STRYPES shall be paid and discharged as provided in Article Three of this Supplemental Indenture.

     The STRYPES shall bear interest at the rate of $1.37 per STRYPES per annum (or $.3425 per STRYPES per quarter), from May 29, 1996, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, as the case may be, until the

Maturity Date or such earlier date on which such STRYPES is redeemed or the issue price of such STRYPES is repaid in accordance with the provisions of the Indenture. Interest shall be payable in cash quarterly in arrears on March 1, June 1, September 1 and December 1, beginning September 1, 1996, and on the Maturity Date (each, an "Interest Payment Date"), to the Persons in whose names the STRYPES are registered at the close of business on the last day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest on the STRYPES shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest on the STRYPES shall be payable and the Maturity Consideration or Tax Event Redemption Price shall be deliverable or payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     From and after a Tax Event Date, the STRYPES will be redeemable at the option of the Company, in whole but not in part, as provided in Article Four of this Supplemental Indenture. The STRYPES are not subject to any sinking fund or other mandatory redemption provisions. The STRYPES shall not be payable at the option of the Holders prior to the Maturity Date.

     The STRYPES shall be issuable only in registered form without coupons. The STRYPES will be issued in any whole numbers. No fractional STRYPES or scrip representing fractional STRYPES shall be issued.

     SECTION 202.  Form of STRYPES.  The STRYPES shall be evidenced by
                   ---------------
certificates ("STRYPES Certificates") in the form attached hereto as Exhibit A.


                                 ARTICLE THREE

                        PAYMENT AND DISCHARGE OF STRYPES

     SECTION 301.  Payment and Discharge on the Maturity Date.  On the Maturity
                   ------------------------------------------
Date, unless previously redeemed pursuant to Section 401 of Article Four, the Company shall pay and discharge each STRYPES by delivering to the Holder thereof a number of shares (such number of shares being hereinafter referred to as the "Payment Rate") of Cox Common Stock determined in accordance with the following formula (the "Payment Rate Formula"), subject to adjustment as a result of certain dilution events relating to the Cox Common Stock as provided for in
Section 303 of this Article Three: (a) if the Maturity Price is greater than or equal to $27.91 per share of Cox Common Stock (the "Threshold Appreciation Price"), .8196 shares of Cox Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $22.875 per share of Cox Common Stock (the "Initial Price"), a fractional share of Cox Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Cox Common Stock per STRYPES. The numbers of shares of Cox Common Stock per STRYPES specified in clauses (a) and (c) of the Payment Rate Formula are hereinafter referred to as the "Share Components". No fractional shares of Cox Common Stock shall be delivered on the Maturity Date as provided in Section 302 of this Article Three.

     The term "Maturity Price" means, subject to Section 303(a)(v) of this Article Three, the sum of (A) the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date and (B) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of the third Trading Day preceding the Maturity Date of the Distributed Assets, if any, applicable to one share of Cox Common Stock. The term "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The term "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which such security (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     SECTION 302.  No Fractional Shares.  No fractional shares or scrip
                   --------------------
representing fractional shares of Cox Common Stock shall be delivered on the Maturity Date. If more than one STRYPES shall be held at one time by the same Holder, the number of full shares of Cox Common Stock which shall be delivered in payment of such Holder's STRYPES shall be computed on the basis of the aggregate number of STRYPES so held on the Maturity Date. In lieu of any fractional share of Cox Common Stock which would otherwise be deliverable upon payment and discharge of any STRYPES on the Maturity Date, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional share at the Maturity Price.

     SECTION 303.  Adjustment of Payment Rate Formula.
                   ----------------------------------

     (a) Adjustment for Distributions, Reclassifications, etc.  The Payment Rate
         -----------------------------------------------------
Formula shall be subject to adjustment from time to time as follows:

          (i)  If Cox shall:

               (A) pay a stock dividend or make a distribution with respect to Cox Common Stock in shares of such stock;

               (B) subdivide or split the outstanding shares of Cox Common Stock into a greater number of shares;

               (C) combine the outstanding shares of Cox Common Stock into a smaller number of shares; or

               (D) issue by reclassification of shares of Cox Common Stock any shares of common stock of Cox;

then, in any such event, the Payment Rate Formula shall be adjusted so that each Holder of any STRYPES shall thereafter be entitled to receive, upon payment and discharge of such STRYPES on the Maturity Date (as provided in Section 301 of this Article Three) or upon redemption of such STRYPES on the Redemption Date (as provided in Section 401 of Article Four), the number of shares of Cox Common Stock which such Holder would have owned or been entitled to receive immediately following any event described above had such STRYPES been paid and discharged or redeemed immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of Cox Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

          (ii) If Cox shall, after the date hereof, issue rights or warrants to all holders of Cox Common Stock entitling them to subscribe for or purchase shares of Cox Common Stock (other than rights to purchase Cox Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the then current market price of the Cox Common Stock, then in each case the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, the numerator of which shall be the number of shares of Cox Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Cox Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of Cox Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Cox Common Stock which the aggregate offering price of the total number of shares of Cox Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price, which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Cox Common Stock are not delivered after the expiration of such rights or warrants, or if such rights or warrants are not issued, the Payment Rate Formula shall be readjusted to the Payment Rate Formula which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Cox Common Stock actually delivered. Each such adjustment shall be made successively. For purposes of this subparagraph (ii), the term "current market price" shall mean the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued; provided, however, if any event that would result in another adjustment of the Payment Rate Formula pursuant to this Section 303(a) occurs during such 20-day period, the current market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

          (iii) If Cox shall pay a dividend or make a distribution to all holders of Cox Common Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in subparagraph
(i)(A) above or any cash dividends that do not constitute Extraordinary Cash Dividends (as defined in subparagraph (vi) below)) or shall issue to all holders of Cox Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph (ii) above) (any of the foregoing evidences of indebtedness or other assets or rights or warrants being referred to herein as the "Distributed Assets"), then in each such case, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect on the record date referred to below by a fraction, the numerator of which shall be the market price per share of the Cox Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, and the denominator of which shall be such market price per share of Cox Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date, of the portion of the Distributed Assets so distributed applicable to one share of Cox Common Stock; provided, however, that in the event that the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Cox Common Stock is equal to or greater than the market price per share of Cox Common Stock as of such record date, in lieu of the foregoing adjustment, (A) the Company shall reserve such Distributed Assets (or, in the case of Distributed Assets of a kind described in (z) below, an amount in cash equal to the fair market value thereof, determined in the manner and as of the date described in clause (z) below) for delivery to the Holders of the STRYPES on the Maturity Date or the Redemption Date and, on the Maturity Date or the Redemption Date, shall deliver to each such Holder, in addition to the shares of Cox Common Stock (or cash in lieu thereof) to which such Holder is otherwise entitled, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash which such Holder would have received had such Holder held the aforementioned shares of Cox Common Stock to which such Holder is otherwise entitled immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, without interest, plus (y) in respect of that portion, if any, of the Distributed Assets consisting of securities for which there is an actual or when issued trading market ("marketable securities"), the amount of such Distributed Assets consisting of marketable securities which such Holder would have received had such Holder held the aforementioned shares of Cox Common Stock to which such Holder is otherwise entitled immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, plus (z) in respect of that portion, if any, of the Distributed Assets which are of a kind other than that described in clause (x) or (y) above, an amount in cash equal to the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto), as of the record date for determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, of the Distributed Assets consisting of other assets which such Holder would have received had such Holder held the aforementioned shares of Cox Common Stock to which such Holder is otherwise entitled immediately prior to such record date, without interest thereon, and (B) clause
(b) of the Payment Rate Formula shall be adjusted to provide that, if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, each Holder of STRYPES will receive for each STRYPES on The Maturity Date a fractional share of Cox Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price), together with the value of any Distributed Assets applicable thereto, is equal to the Initial Price. Each such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants. To the extent that such dividend or distribution is not so paid or made, the Payment Rate Formula shall be readjusted to the Payment Rate Formula which would then be in effect if such dividend or distribution had not occurred. Each such adjustment shall be made successively. For purposes of this subparagraph (iii), the term "market price" shall mean the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to such record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants; provided, however, if any event that would result in another adjustment of the Payment Rate Formula pursuant to this Section 303(a) occurs during such 20-day period, the market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

          (iv) Any shares of Cox Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Cox Common Stock under subparagraph (ii) above.

          (v) All adjustments to the Payment Rate Formula shall be calculated to the nearest 1/10,000th of a share of Cox Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Payment Rate Formula shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Payment Rate Formula pursuant to subparagraph (i), (ii) or (iii) of this Section 303(a), an adjustment shall also be made to the Maturity Price solely to determine which of clauses (a), (b) or (c) of the Payment Rate Formula in Section 301 will apply on the Maturity Date. The required adjustment to the Maturity Price shall be made by multiplying each of the Closing Prices used in determining the Maturity Price by a fraction, the numerator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately after such adjustment pursuant to subparagraph (i), (ii) or (iii) and the denominator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately before such adjustment. Each such adjustment shall be made successively. This subparagraph
(v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of clauses (a), (b) and (c) of the Payment Rate Formula.

          (vi) For purposes of the foregoing, the term "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 12-month period, any cash dividend with respect to Cox Common Stock the amount of which, together with the aggregate amount of all other such cash dividends on the Cox Common Stock occurring in such 12-month period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the Cox Common Stock over such 12-month period, and for purposes of applying the formula set forth in subparagraph
(iii) above, the fair market value of such dividends being calculated pursuant to such subparagraph (iii) shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (y) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Payment Rate Formula was previously made under this Section 303(a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in this Section 303(a).

     (b) Adjustment for Consolidation, Merger or Other Reorganization Event.  In
         ------------------------------------------------------------------
the event of (i) any consolidation or merger of Cox, or any surviving entity or subsequent surviving entity of Cox (a "Cox Successor"), with or into another entity (other than a merger or consolidation in which Cox is the continuing corporation and in which the Cox Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Cox or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of the property of Cox or any Cox Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of Cox or any Cox Successor with another corporation (other than in connection with a merger or acquisition) or

(iv) any liquidation, dissolution, winding up or bankruptcy of Cox or any Cox Successor (any such event described in clause (i), (ii), (iii) or (iv), a "Reorganization Event"), the Payment Rate Formula used to determine the amount payable on the Maturity Date for each STRYPES will be adjusted to provide that each Holder of STRYPES will receive for each STRYPES on the Maturity Date cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, .8196 multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. "Transaction Value" means (x) for any cash received in any such Reorganization Event, the amount of cash received per share of Cox Common Stock, (y) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value on the Maturity Date of such property received per share of Cox Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the 20 Trading Days immediately prior to the second Trading Day preceding the Maturity Date, multiplied by the number of such securities received for each share of Cox Common Stock. Notwithstanding the foregoing, in the event that property or securities, or a combination of cash, on the one hand, and property or securities, on the other, are received in such Reorganization Event, the Company may, at its option, in lieu of delivering cash as described above, deliver the amount of cash, securities and other property received per share of Cox Common Stock in such Reorganization Event determined in accordance with clause (x), (y) or (z) above, as applicable. If the Company elects to deliver securities or other property, Holders of the STRYPES will be responsible for the payment of any and all brokerage and transaction costs upon any subsequent sale of such securities or other property. The kind and amount of securities with which the STRYPES shall be paid and discharged after consummation of such transaction shall be subject to adjustment as described in paragraph (a) above following the date of consummation of such transaction.

     SECTION 304. Payment and Discharge With Cash.
                  -------------------------------

     Notwithstanding the provisions of Sections 301, 302 and 303 of this Article Three, the Company may, at its option, in lieu of delivering shares of Cox Common Stock and any Distributed Assets applicable thereto, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per STRYPES or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of such number of shares of Cox Common Stock at the Maturity Price, plus the fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive, and described in a resolution adopted with respect thereto) as of the third Trading Day preceding the Maturity Date of any such Distributed Assets applicable thereto. Such option, if exercised by the Company, must be exercised with respect to all shares of Cox Common Stock and Distributed Assets otherwise deliverable on the Maturity Date upon payment and discharge of all Outstanding STRYPES. In determining the amount of cash deliverable upon payment and discharge of the STRYPES in lieu of shares of Cox Common Stock and any Distributed Assets pursuant to the second preceding sentence, if more than one STRYPES shall be held at one time by the same Holder, the amount of cash which shall be delivered to such Holder upon payment and discharge shall be computed on the basis of the aggregate number of STRYPES so held on the Maturity Date.

     SECTION 305.  Notice of Adjustments and Certain Other Events.
                   ----------------------------------------------

     (a) Whenever the Payment Rate Formula requires adjustment as herein provided, the Company shall:

          (i) forthwith compute the adjusted Payment Rate Formula in accordance with Section 303 of this Article Three and prepare a certificate signed by an officer of the Company setting forth the adjusted Payment Rate Formula, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

          (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Payment Rate Formula pursuant to Section 303 of this Article Three (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the adjusted Payment Rate Formula and the method by which the adjustment to the Payment Rate Formula was determined, provided, that, in respect of any adjustment to the Maturity Price required pursuant to Section 303(a)(v), such notice need only disclose the factor by which each of the Closing Prices used in determining the Maturity Price is to be multiplied in order to determine the Payment Rate on the Maturity Date, it being understood that, until the Maturity Date, the Payment Rate itself cannot be determined.

     (b) In case at any time while any of the STRYPES are outstanding the Company receives notice that:

          (i) Cox shall declare a dividend (or any other distribution) on or in respect of the Cox Common Stock to which Section 303(a)(i) or (iii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by Cox that do not constitute Extraordinary Cash Dividends);

          (ii) Cox shall authorize the issuance to all holders of Cox Common Stock of rights or warrants to subscribe for or purchase shares of Cox Common Stock or of any other subscription rights or warrants;

          (iii) there shall occur any conversion or reclassification of Cox Common Stock (other than a subdivision or combination of outstanding shares of such Cox Common Stock) or any consolidation, merger or reorganization to which Cox is a party and for which approval of any stockholders of Cox is required, or the sale or transfer of all or substantially all of the assets of Cox; or

          (iv) there shall occur the voluntary or involuntary dissolution, liquidation, winding up or bankruptcy of Cox;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of payment and discharge of STRYPES on the Maturity Date in the Borough of Manhattan, The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of STRYPES at their last addresses as they shall appear in the Security Register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Cox Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or bankruptcy is expected to become effective.

     (c) On or prior to the sixth Business Day preceding the Maturity Date, the Company will notify The Depository Trust Company and the Trustee and will publish a notice in The Wall Street Journal or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged with shares of Cox Common Stock or cash (or any securities or other property that may be delivered pursuant to Section 303(b) of this Article Three) on the Maturity Date in accordance with Section 301 of this Article Three.

     SECTION 306.  Shares Free and Clear.  The Company hereby warrants that upon
                   ---------------------
payment and discharge of a STRYPES on the Maturity Date pursuant to this Supplemental Indenture, the Holder of a STRYPES shall receive all rights held by the Company in the Maturity Consideration with which such STRYPES is at such time payable and dischargeable pursuant to this Supplemental Indenture, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances which may have been placed on any Maturity Consideration by the prior owner thereof prior to the time such Maturity Consideration was acquired by the Company. Except as provided in
Section 501 of Article Five, the Company will pay all taxes and charges with respect to the delivery of the Maturity Consideration delivered upon payment and discharge of STRYPES hereunder. In addition, the Company further warrants that any Maturity Consideration so delivered upon payment and discharge of STRYPES hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of Cox).

     SECTION 307.  Cancellation of STRYPES Certificates.  Upon receipt by the
                   ------------------------------------
Trustee of a STRYPES Certificate delivered to it for payment and discharge of the STRYPES evidenced thereby under this Article Three, the Trustee shall cancel and dispose of the same as provided in Section 309 of the Principal Indenture.


                                  ARTICLE FOUR

                       SPECIAL REDEMPTION UPON TAX EVENT

     SECTION 401.  Special Redemption Upon Tax Event.    The STRYPES shall be
                   ---------------------------------
redeemable at the option of the Company, in whole but not in part, at any time from and after the date (the "Tax Event Date") on which a Tax Event shall occur at a price per STRYPES (the "Tax Event Redemption Price") equal to (a) an amount of cash equal to the sum of (x) all accrued and unpaid interest on such STRYPES to the date fixed for redemption (the "Redemption Date"), (y) the sum of all interest payments on such STRYPES due after the Redemption Date and on or prior to the Maturity Date and (z) $1.37, plus (b) a number of shares of Cox Common Stock (or any cash, securities or other property that may be delivered pursuant to Section 303(b) of Article Three), including any Distibuted Assets applicable thereto, determined in accordance with the Payment Rate Formula, with the Redemption Date being deemed to be the Maturity Date for purposes of calculating the Maturity Price.

     A "Tax Event" means that Cox Enterprises, Inc. ("CEI") shall have delivered to the Company an opinion from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment or proposed amendment to, or change (including any announced prospective change) or proposed change in, the laws (or any regulations thereunder) of the United States or any taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, enacted, promulgated, introduced, issued or announced or which interpretation is issued or announced or which action is taken, on or after May 22, 1996, there is more than an insubstantial risk that a corporation that sells or otherwise disposes of stock in another corporation on a date that is after May 22, 1996 and that is on or prior to the Maturity Date would not be permitted to specifically identify the stock sold or disposed of for purposes of determining the amount of such corporation's gain or loss on the stock sold or disposed of for United States Federal income tax purposes.

     SECTION 402.  Notice of Redemption.  The Company shall provide notice of
                   --------------------
any call for redemption of STRYPES to Holders of record of the STRYPES not less than 10 nor more than 30 calendar days prior to the related Redemption Date. Such notice will state the following and may contain such other information as the Company deems advisable: (a) the Redemption Date; (b) the place or places where certificates for the STRYPES are to be surrendered for redemption and (c) that interest will cease to accrue on the STRYPES on the Redemption Date (except as otherwise provided in the Indenture). Any such notice will be provided by mail, sent to each Holder of record of STRYPES at such Holder's address as it appears on the Security Register, first class postage prepaid; provided, however, that failure to give such notice or any defect therein shall not affect the validity of the proceeding for redemption of any STRYPES except as to the Holder to whom the Company has failed to give said notice or whose notice was defective. At or prior to the mailing of such notice of redemption, the Company will publish a public announcement of redemption in The Wall Street Journal or another daily newspaper of national circulation.

     SECTION 403.  No Fractional Shares.  The Company will not be required to
                   --------------------
deliver any fractional share of Cox Common Stock on the Redemption Date and, in lieu thereof, will pay an amount in cash equal to the value of such fractional share of Cox Common Stock based on the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Redemption Date.

     SECTION 404.  Deposit of Shares and Funds.  The Company's obligation to pay
                   ---------------------------
the Tax Event Redemption Price upon redemption in accordance with Section 401 of this Article Four shall be deemed fulfilled if, on or before a Redemption Date, the Company shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in The City of New York and having a capital and surplus of at least $50,000,000, or shall set aside or make other reasonable provision for the delivery and payment of, such number of shares of Cox Common Stock (or any cash, securities or other property that may be delivered pursuant to Section 303(b) of Article Three), including any Distributed Assets applicable thereto, and funds for payment of such Tax Event Redemption Price as is required to be delivered and paid by the Company pursuant to Section 401 of this Article Four upon the occurrence of such redemption (and, if applicable, funds for payment of cash in lieu of the issuance of fractional share amounts as provided by Section 403 of this Article
Four). Any interest accrued on such funds shall be paid to the Company from time to time. Any shares of Cox Common Stock and funds so deposited and unclaimed at the end of two years from such Redemption Date shall be repaid and released to the Company, after which the Holder or Holders of such STRYPES called for redemption shall look only to the Company for delivery of such shares of Cox Common Stock (or any cash, securities or other property that may be delivered pursuant to Section 303(b) of Article Three), including any Distributed Assets applicable thereto, and funds.

     SECTION 405.  Surrender of Certificates; Rights of Holder.  Each Holder of
                   -------------------------------------------
STRYPES shall surrender the STRYPES Certificates evidencing such STRYPES (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the redemption notice shall so state) to the Company at the place designated in the notice of such redemption and shall thereupon be entitled to receive the Tax Event Redemption Price pursuant to
Section 401 of this Article Four following such surrender and on and following such Redemption Date. If such notice of redemption shall have been given, and if on the Redemption Date shares of Cox Common Stock (or any cash, securities or other property that may be delivered pursuant to Section 303(b) of Article Three), including any Distributed Assets applicable thereto, and funds necessary for redemption shall have been irrevocably either set aside by the Company separate and apart from its other funds or assets in trust for the account of the Holders of STRYPES (and so as to be and continue to be available therefor) or deposited with a bank or trust company or an affiliate thereof as provided herein or the Company shall have made other reasonable provision therefor, then, notwithstanding that the STRYPES Certificates evidencing any STRYPES shall not have been surrendered, the STRYPES evidenced thereby shall be deemed no longer outstanding, interest on the STRYPES shall cease to accrue on the Redemption Date and all rights of a Holder of the STRYPES shall forthwith after such date cease and terminate, except the right to receive the shares of Cox Common Stock (or any cash, securities or other property that may be delivered pursuant to Section 303(b) of Article Three), including any Distributed Assets applicable thereto, and funds constituting the Tax Event Redemption Price (and cash in lieu of any fractional share amount) deliverable and payable pursuant to Section 401 of this Article Four without interest upon surrender of their STRYPES Certificates therefor (unless the Company defaults on the payment of such Tax Event Redemption Price).


                                  ARTICLE FIVE

                                     TAXES

     SECTION 501.  Documentary, Stamp, Transfer or Similar Taxes.  The Company
                   ---------------------------------------------
will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Cox Common Stock (or any securities or other property that may be delivered pursuant to Section 303(b) of Article Three), including any Distributed Assets applicable thereto, pursuant to this Supplemental Indenture; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Cox Common Stock (or any securities or other property that may be delivered pursuant to Section 303(b) of Article Three), including any Distributed Assets applicable thereto, in a name other than that in which the STRYPES so paid and discharged were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     SECTION 502.  Treatment of STRYPES.  The parties hereto hereby agree, and
                   --------------------
each Holder of a STRYPES by its purchase of a STRYPES hereby agrees:

       (a) to treat, for all United States Federal, state and local tax purposes, each STRYPES as a unit (a "Unit") consisting of (A) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and (B) a forward purchase contract (the "Forward Contract") pursuant to which the Holder is irrevocably committed to use the principal payment due on the Debt Instrument to purchase on the Maturity Date or upon redemption the Cox Common Stock which the Company is obligated to deliver at that time (subject to the Company's right to deliver cash with an equal value in lieu of the Cox Common Stock), which treatment will require, among other things, each Holder that is subject to United States Federal income tax in connection with its ownership of the STRYPES to include currently in income payments denominated as interest that are made with respect to the STRYPES in accordance with such Holder's regular method of tax accounting and to treat the Debt Instrument as having been issued with original issue discount in an amount equal to 1.4% of the issue price of the STRYPES;

       (b) in the case of purchases of STRYPES in connection with the original issuance thereof, (A) to allocate $22.555 of the entire initial purchase price of a STRYPES (i.e., the issue price of a STRYPES) to the Debt Instrument component and to allocate the remaining $.32 of the entire initial purchase price of a STRYPES to the Forward Contract component and (B) to treat such acquisition of the STRYPES by the Holder as a purchase of the Debt Instrument by the Holder for $22.555 and the making of an initial payment by the Holder with respect to the Forward Contract of $.32;

       (c) in the case of purchases and sales of STRYPES subsequent to the original issuance thereof, the purchase price paid (or received) by a Holder will be allocated by the Holder between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition);

       (d) to file all United States Federal, state and local income, franchise and estate tax returns consistent with the treatment of each STRYPES as a Unit consisting of the Debt Instrument and the Forward Contract (in the absence of any change or clarification in applicable law, by regulation or otherwise, requiring a different characterization or treatment of the STRYPES).


                                  ARTICLE SIX

                        AMENDMENT OF CERTAIN PROVISIONS
                           OF THE PRINCIPAL INDENTURE

     SECTION 601.      Amendments Relating to the STRYPES.  The Principal
                       ----------------------------------
Indenture is hereby amended, solely with respect to the STRYPES, as follows:

     (a) By deleting Section 308 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 308. Persons Deemed Owners. Prior to due presentment of a STRYPES Certificate for registration of transfer of STRYPES evidenced thereby, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such STRYPES Certificate is registered as the owner of the STRYPES evidenced thereby for the purpose of receiving delivery or payment of the Maturity Consideration or Tax Event Redemption Price in respect of, and (subject to Sections 305 and 307) interest on, such STRYPES and for all other purposes whatsoever, whether or not such STRYPES be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary."

     (b) By deleting Section 501 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 501. Events of Default. "Event of Default", wherever used herein with respect to STRYPES, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) failure to deliver or pay the Maturity Consideration on the Maturity Date, or to pay the Tax Event Redemption Price on the Redemption Date; or

          (2) failure to pay any interest on any STRYPES when due, and continuance of such failure for a period of 30 days; or

          (3) failure to perform any other covenant of the Company in this Indenture (other than a covenant a failure in whose performance is elsewhere in this Section specifically dealt with), and the continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% of the aggregate issue price of the Outstanding STRYPES a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (5) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing."

     (c) By deleting Section 502 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 501(4) or 501(5)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the aggregate issue price of the Outstanding STRYPES may declare an amount equal to the issue price of all the STRYPES to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such amount shall become immediately due and payable in cash. If an Event of Default specified in Section 501(4) or 501(5) occurs, an amount equal to the issue price of all the STRYPES shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable in cash.

     At any time after such a declaration of acceleration has been made or an Event of Default specified in Section 501(4) or 501(5) has occurred, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority of the aggregate issue price of the Outstanding STRYPES, by written notice to the Company and the Trustee, may rescind and annul such declaration or Event of Default and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all STRYPES,

               (B) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the STRYPES, and

               (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

          and

          (2) all Events of Default with respect to the STRYPES, other than the non-payment of the amount equal to the issue price of all the STRYPES due solely by reason of such declaration of acceleration or Event of Default specified in Section 501(4) or 501(5), have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon."

     (d) By deleting the first paragraph of Section 503 of the Principal Indenture in its entirety and inserting in its stead the following:

          "The Company covenants that, if default is made in the payment of any installment of interest on any STRYPES (other than interest due on the Maturity Date) when such interest becomes due and payable and such default continues for a period of 30 days, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such STRYPES, an amount equal to the issue price of all the STRYPES, the whole amount of interest then due and payable on such STRYPES and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue interest, at the rate borne by the STRYPES, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          The Company further covenants that, if the Maturity Consideration or any interest due on the Maturity Date is not delivered or paid in respect of any STRYPES on the Maturity Date or if the Tax Event Redemption Price is not delivered or paid in respect of any STRYPES on the Redemption Date, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such STRYPES, the Maturity Consideration or Tax Event Redemption Price, as the case may be, then due and payable on such STRYPES, the whole amount of interest then due and payable on such STRYPES and, to the extent that payment of such interest shall be legally enforceable, interest on any Maturity Consideration or Tax Event Redemption Price, as the case may be, that is overdue and on any overdue interest, at the rate borne by the STRYPES, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel."

     (e) By deleting Section 506 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the Maturity Consideration, the Tax Event Redemption Price or interest, upon presentation of the relevant STRYPES Certificate and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
     607;

          SECOND: To the payment of any amounts then due and unpaid on the STRYPES in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such STRYPES; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto."

     (f) By deleting Section 508 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 508. Unconditional Right of Holders to Receive the Maturity Consideration and Interest. Notwithstanding any other provision in this Indenture, the Holder of any STRYPES shall have the right, which is absolute and unconditional, to receive (subject to Section 502) payment of the Maturity Consideration or Tax Event Redemption Price in respect of and (subject to Sections 305 and 307) interest on such STRYPES and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder."

     (g) By deleting the first sentence of Section 513 of the Principal Indenture in its entirety and inserting in its stead the following:

     "The Holders of not less than a majority of the aggregate issue price of the Outstanding STRYPES may on behalf of the Holders of all STRYPES waive any past default hereunder and its consequences, except a default

          (1) in the delivery or payment of the Maturity Consideration or the Tax Event Redemption Price or in the payment of interest on any STRYPES, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding STRYPES affected."

     (h) By deleting Section 801 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 801. Consolidations and Mergers of the Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the due and punctual delivery or payment of the Maturity Consideration or Tax Event Redemption Price in respect of and interest on all the STRYPES, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition."

     (i) By deleting the first sentence of Section 902 of the Principal Indenture in its entirety and inserting in its stead the following:

     "With the consent of the Holders of not less than 66-2/3% of the aggregate issue price of the Outstanding STRYPES, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of STRYPES under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding STRYPES affected thereby,

          (1) change the Maturity Date or the Stated Maturity of any installment of interest on any STRYPES, or reduce the amount of Maturity Consideration deliverable or payable on the Maturity Date or reduce the amount of interest payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the Maturity, or change the provisions with respect to redemption of any STRYPES, or change any Place of Payment where, or the coin or currency in which, any interest on or any amount of cash payable with respect to any STRYPES is payable, or impair the right to institute suit for the enforcement of (i) any payment on or with respect to any STRYPES or (ii) the delivery or payment of the Maturity Consideration or Tax Event Redemption Price with respect to any STRYPES, or

          (2) reduce the percentage of the aggregate issue price of Outstanding STRYPES, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1404 for quorum or voting, or

          (3) modify any of the provisions of this Section, or Section 513, or
     Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding STRYPES affected thereby.

     (j) By deleting Section 1001 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 1001. Delivery and Payment of the Maturity Consideration or Tax Event Redemption Price and Interest. The Company covenants and agrees for the benefit of the Holders of the STRYPES that it will duly and punctually deliver or pay the Maturity Consideration or Tax Event Redemption Price in respect of, and interest on, the STRYPES in accordance with the terms of the STRYPES and this Indenture."

     (k) By deleting Section 1003 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 1003. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the Maturity Consideration or Tax Event Redemption Price in respect of, or interest on, any of the STRYPES, segregate and hold in trust for the benefit of the Persons entitled thereto consideration in an amount sufficient to deliver or pay the Maturity Consideration or Tax Event Redemption Price or a sum sufficient to pay the interest so becoming due until such consideration shall be delivered or paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the Maturity Consideration or Tax Event Redemption Price in respect of, or interest on, any STRYPES, deposit with a Paying Agent consideration in an amount sufficient to deliver or pay the Maturity Consideration or Tax Event Redemption Price or a sum sufficient to pay the interest so becoming due, such consideration to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the STRYPES) in the making of any payment in respect of the STRYPES, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

     The Company may at any time, for any purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any consideration deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the interest on or delivery upon discharge of any STRYPES and remaining unclaimed for two years after such consideration has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such STRYPES shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust consideration, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders of the STRYPES, or both, notice that such consideration remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such consideration then remaining will be repaid to the Company."

     SECTION 602.      Interpretation of Principal Indenture.  Except as
                       -------------------------------------
otherwise specifically provided in this Supplemental Indenture, whenever in the Principal Indenture there is mentioned, in any context, the principal of or principal amount of any Security of any series or a percentage in principal amount of the Outstanding Securities of any series, such mention shall be deemed to be, solely with respect to the STRYPES, the issue price of the STRYPES or a percentage of the aggregate issue price of the Outstanding STRYPES.


                                 ARTICLE SEVEN

                                 MISCELLANEOUS

     SECTION 701.      Effect of Supplemental Indenture.  The Principal
                       --------------------------------
Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Principal Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     SECTION 702.      Conflict with Trust Indenture Act.  If any provision
                       ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 703.      Successors and Assigns.  All covenants and agreements in
                       ----------------------
this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 704.      Separability Clause.  In case any provision in this
                       -------------------
Supplemental Indenture or in the STRYPES shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

     SECTION 705.      Benefits of Supplemental Indenture.  Nothing in this
                       ----------------------------------
Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the STRYPES, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     SECTION 706.      Governing Law.  THIS SUPPLEMENTAL INDENTURE AND EACH
                       -------------
STRYPES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH STRYPES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


     SECTION 707.      Execution in Counterparts.  This Supplemental Indenture
                       -------------------------
may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 708.      Responsibility for Recitals.  The recitals contained
                       ---------------------------
herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Principal Indenture or this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    Merrill Lynch & Co., Inc.



                                    By:
                                       ____________________________
                                       Name:  Theresa Lang
                                       Title: Treasurer


                                    Chemical Bank, as Trustee



                                    By:
                                        ____________________________
                                        Name:
                                        Title:

                                   EXHIBIT A

                     [Form of Face of STRYPES Certificate]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____________                                ___________ STRYPES

CUSIP NO. 590188777


                           MERRILL LYNCH & CO., INC.

              Structured Yield Product Exchangeable for Stock/SM/
                        6% STRYPES/SM/ Due June 1, 1999

                     (Payable with Shares of Common Stock,
            par value $1.00 per share, of Cox Communications, Inc.)

                        Issue Price Per STRYPES: $22.875

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay and discharge each STRYPES evidenced hereby on June 1, 1999 (the "Maturity Date") (subject to the Company's right to redeem the STRYPES evidenced hereby, as described on the reverse hereof) by delivering to _____________________________________, or registered assigns, a number of shares
(such number of shares, the "Payment Rate") of common stock, par value $1.00 per share ("Cox

Common Stock"), of Cox Communications, Inc. ("Cox") (or, in the event there shall occur a Reorganization Event, cash, securities and/or other property in lieu thereof) and any Distributed Assets applicable thereto determined in accordance with the Payment Rate Formula (as defined below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such STRYPES from May 29, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, on March 1, June 1, September 1 and December 1 in each year, beginning September 1, 1996, and on the Maturity Date, at the rate of $1.37 per STRYPES per annum (or $.3425 per STRYPES per quarter), until the Maturity Date or such earlier date on which such STRYPES is redeemed or the Issue Price of such STRYPES is repaid in accordance with the provisions described below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this STRYPES Certificate (or one or more Predecessor STRYPES Certificates) is registered at the close of business on the last day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date (each a "Regular Record Date"). In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this STRYPES Certificate) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date, and may be paid to the Person in whose name this STRYPES Certificate (or one or more Predecessor STRYPES Certificates) is registered at the close of business on a Special Record Date for the payment of such interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to Holders of STRYPES not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the STRYPES may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The Payment Rate shall be determined in accordance with the following formula (the "Payment Rate Formula"), subject to adjustment as a result of certain dilution events relating to the Cox Common Stock as provided for in the
Indenture: (a) if the Maturity Price (as defined below) is greater than or equal to $27.91 per share of Cox Common Stock (the "Threshold Appreciation Price"), .8196 shares of Cox Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $22.875 per share of Cox Common Stock (the "Initial Price"), a fractional share of Cox Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Cox Common Stock per STRYPES. Notwithstanding the foregoing, the Company may, at its option, in lieu of delivering shares of Cox Common Stock and any Distributed Assets applicable thereto, deliver cash in an amount equal to the value of such number of shares of Cox Common Stock at the Maturity Price, plus the fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive, and described in a resolution adopted with respect thereto) as of the third Trading Day preceding the Maturity Date of any such Distributed Assets applicable thereto, all as provided in the Indenture. Such number of shares of Cox Common Stock (or amount of cash or, in the event there shall occur a Reorganization Event as provided in the Indenture, cash, securities and/or other property in lieu thereof) and any Distributed Assets applicable thereto or, at the Company's option, the amount of cash, in either case deliverable upon payment and discharge hereof is hereinafter referred to as the "Maturity Consideration." The term "Maturity Price" means, except as otherwise provided in the Indenture, the sum of (A) the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date and (B) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of the third Trading Day preceding the Maturity Date of the Distributed Assets applicable to one share of Cox Common Stock. The term "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The term "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which such security (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     Interest on the STRYPES evidenced hereby will be payable, and delivery of the Maturity Consideration in payment of the STRYPES evidenced hereby on the Maturity Date will be made, upon surrender of this STRYPES Certificate, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and payment of interest on the STRYPES evidenced by this STRYPES Certificate (and, if the Company elects to deliver cash in lieu of Cox Common Stock on the Maturity Date, the amount of cash payable on the Maturity Date) will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

     ADDITIONAL PROVISIONS OF THIS STRYPES CERTIFICATE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this STRYPES Certificate shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "Structured Yield Product Exchangeable for Stock" and "STRYPES" are service marks of Merrill Lynch & Co., Inc.

     IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:
                                Merrill Lynch & Co., Inc.



                                By:_____________________________
                                   Name:    Theresa Lang
                                   Title:     Treasurer


Attest:______________________________
       Name:  Gregory T. Russo
       Title: Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This certificate evidences Securities of the series designated herein and referred to in the within-mentioned Indenture.


                                   Chemical Bank, as Trustee



                                   By:_______________________________
                                            Authorized Officer

                    [Form of Reverse of STRYPES Certificate]

                           MERRILL LYNCH & CO., INC.

                Structured Yield Product Exchangeable for Stock
                          6% STRYPES Due June 1, 1999

        (Payable with Shares of Common Stock, par value $1.00 per share, of Cox Communications, Inc.)


     This STRYPES Certificate evidences part of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of May 1, 1996, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended, restated and supplemented from time to time, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase and analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This STRYPES Certificate evidences Securities of the series designated as Structured Yield Product Exchangeable for Stock, 6% STRYPES Due June 1, 1999 (each, a "STRYPES").

     The STRYPES will be redeemable at the option of the Company, in whole but not in part, at any time from and after the date (the "Tax Event Date") on which a Tax Event (as defined below) shall occur at a price per STRYPES (the "Tax Event Redemption Price") equal to (a) an amount of cash equal to the sum of (x) all accrued and unpaid interest on such STRYPES to the date fixed for redemption (the "Redemption Date"), (y) the sum of all interest payments on such STRYPES due after the Redemption Date and on or prior to the Maturity Date and (z) $1.37, plus (b) a number of shares of Cox Common Stock (or, in the event there shall occur a Reorganization Event, cash, securities and/or other property in lieu thereof), including any Distributed Assets applicable thereto, determined in accordance with the Payment Rate Formula, with the Redemption Date being deemed to be the Maturity Date for purposes of calculating the Maturity Price.

     A "Tax Event" means that CEI shall have delivered to the Company an opinion from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment or proposed amendment to, or change (including any announced prospective change) or proposed change in, the laws (or any regulations thereunder) of the United States or any taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, enacted, promulgated, introduced, issued or announced or which interpretation is issued or announced or which action is taken, on or after May 22, 1996, there is more than an insubstantial risk that a corporation that sells or otherwise disposes of stock in another corporation on a date that is after May 22, 1996 and that is on or prior to the Maturity Date would not be permitted to specifically identify the stock sold or disposed of for purposes of determining the amount of such corporation's gain or loss on the stock sold or disposed of for United States Federal income tax purposes.

     The STRYPES are not subject to any sinking fund or other mandatory redemption provisions. The STRYPES are not payable at the option of the Holders prior to the Maturity Date.

     If an Event of Default with respect to the STRYPES, as defined in the Indenture, shall occur and be continuing, then an amount equal to the issue price of all the STRYPES may be declared immediately due and payable in cash in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the STRYPES under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% of the aggregate issue price of the Outstanding STRYPES. The Indenture also contains provisions permitting the Holders of a majority of the aggregate issue price of the Outstanding STRYPES, on behalf of the Holders of all STRYPES, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the STRYPES. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of the STRYPES evidenced by this STRYPES Certificate and of any STRYPES evidenced by a STRYPES Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this STRYPES Certificate.

     No reference herein to the Indenture and no provision of this STRYPES Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to deliver or pay the interest on, and Maturity Consideration in respect of, the STRYPES evidenced by this STRYPES Certificate at the times, place and rate, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the STRYPES evidenced by this STRYPES Certificate are transferable on the Security Register of the Company, upon surrender of this STRYPES Certificate for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new STRYPES Certificates, evidencing the same aggregate number of STRYPES, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer. Certain terms used in this STRYPES Certificate which are defined in the Indenture have the meanings set forth therein.

     This STRYPES Certificate shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this STRYPES Certificate is registered as the owner of the STRYPES evidenced hereby for the purpose of receiving payment as herein provided and for all other purposes, whether or not the STRYPES be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  --  as tenants in  UNIF GIFT MIN -- _____ Custodian _______
             common                          (Cust)          (Minor)

TEN ENT  --  as tenants by the       Under Uniform Gifts to Minors Act
             entireties                   ________________________
                                                   (State)

JT TEN  --   as joint tenants with
             right of survivorship
             and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR TAXPAYER I.D. OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE

- --------------------------------------------------------------------------------
          (Please print or typewrite name and address including postal zip code of assignee)

___________________________ STRYPES and all rights thereunder, hereby irrevocably constituting and appointing
______________________________________________________ attorney to transfer said
STRYPES on the books of the Company, with full power of substitution in the premises.

Dated:

                   ------------------------------------
                   NOTICE: The signature to this
                   assignment must correspond with
                   the name as written upon on the
                   face of the within Security in
                   every particular, without
                   alteration or enlargement or
                   any change whatever.